 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
 October 24, 2007

MENTOR CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	001-31744	41-0950791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Mentor Drive
Santa Barbara, California  93111
(Address of principal executive offices, including zip code)

(805) 879-6000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)          On October 24, 2007, Loren L. McFarland notified Mentor Corporation (the "Company") of his resignation as Vice President, Chief Financial Officer, and Treasurer, effective November 12, 2007.  See Exhibit 99.1 for Press Release dated October 30, 2007.

(e)          On October 27, 2007, the Compensation Committee of the Board of Directors approved a separation and release agreement and a consulting agreement between the Company and Mr. McFarland in connection with his resignation from the Company.

               Pursuant to the terms of Mr. McFarland's separation and release agreement, he will receive a severance payment on May 15, 2008 equal to 36 months of his base salary and a payment for a pro rated bonus equal to approximately 62.5% of his eligible bonus amount for fiscal 2008.  Mr. McFarland will be entitled to payments of COBRA premiums for up to 24 months.  Additionally, the Company agreed to (i) reimburse Mr. McFarland up to $8,000 for continuing professional education during the period of November 12, 2007 through April 30, 2009; (ii) continue for 12 months health exam and financial and estate planning benefits; and (iii) make available executive placement benefits or, if Mr. McFarland declines to use such placement benefits, pay the sum of $12,000.  Amounts payable or reimbursed pursuant to the previous sentence will be paid in a lump sum on May 15, 2008.

               Mr. McFarland executed a release of claims in favor of the Company and agreed not to solicit the Company's employees for a period of 12 months.

               Pursuant to the terms of the consulting agreement with Mr. McFarland, he will provide consulting services to the Company from November 12, 2007 through April 30, 2009 (the "Consulting Term").  During the Consulting Term, Mr. McFarland will provide up to sixteen (16) hours of services per month and the Company will pay for such services at a rate of $5,200 per month. Mr. McFarland's unvested options, performance stock units, and restricted stock awards will continue to vest during the term of the consulting agreement.

Copies of Mr. McFarland's separation and release agreement and consulting agreement are attached hereto as Exhibits 10.1 and 10.2, respectively, and the prior description is qualified entirely by such agreements, which are deemed incorporated by reference herein.

Item 9.01              Financial Statements and Exhibits

                               The following exhibits are filed with this Current Report on Form 8-K:

(d)	Exhibit No.	Exhibit Title or Description
	10.1	Separation and Release Agreement, dated October 27, 2007, between Mentor Corporation and Loren L. McFarland.
	10.2	Loren L. McFarland Consulting Agreement, dated October 27, 2007 - Exhibit A to Separation and Release Agreement, dated October 27, 2007, between Mentor Corporation and Loren L. McFarland.
	99.1	Press Release, dated October 30, 2007, of Mentor Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MENTOR CORPORATION

Date: October 30, 2007	By:	/s/ Joshua H. Levine
Joshua H. Levine Chief Executive Officer

Date: October 30, 2007	By:	/s/ Joseph A. Newcomb
Joseph A. Newcomb General Counsel